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                                                                   Exhibit 10.21

                                     FORM OF

                     ASSIGNMENT OF INVENTION, NONDISCLOSURE

                          AND NONCOMPETITION AGREEMENT

     This Agreement is made between InPhonic, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), and ___________________ (the "Employee").

     In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.   Proprietary Information.

     (a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information shall include the back-end order fulfillment process developed and utilized by the Company in connection with the fulfillment of purchase orders for wireless communications products and services, information concerning the terms of the Company's strategic partnerships with wireless communications product and service providers, and all inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, source and object codes, customer and supplier lists, know-how and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

     (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, electronic, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of his employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

     (c) The Employee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return

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materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.   Developments.

     (a) If at any time or times during his employment, the Employee shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of the Company or any customer of or supplier to the Company in connection with such customer's or supplier's activities with the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (ii) results from tasks assigned to the Employee by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise, and the Employee shall promptly disclose to the Company (or any persons designated by it) each such Development and, as may be necessary to ensure the Company's ownership of such Developments, the Employee hereby assigns any rights, title and interest (including, but not limited to, any copyrights and trademarks) in and to the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

     (b) The Employee will, during his employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require: (i) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and (ii) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

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3.   Other Agreements.

     The Employee hereby represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that, to the best of his knowledge, his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his employment with the Company, and the Employee will not knowingly disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.   Obligations to Government or Other Third Parties.

     The Employee acknowledges that the Company from time to time may have agreements with the other persons or entities or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the sensitive nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.   No Employment Contract.

     The Employee understands that this Agreement does not constitute a contract of employment and does not imply that his employment will continue for any period of time.

6.   Noncompetition.

     During the period of the Employee's employment with the Company and for a period of twelve (12) months after the termination or expiration thereof, the Employee will not directly or indirectly (i) provide services similar to those provided to the Company, whether as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), to any business that directly or indirectly competes with the Company, or utilizes technology of the kind or type acquired, developed or being developed, produced, marketed, distributed, planned, furnished or sold by the Company while the Employee was employed by the Company; or (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or
(iii) solicit, divert or take away, or attempt to divert or take away, the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the

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clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

7.   Outside Employment.

     The Employee agrees not to undertake any other employment (whether or not compensated) without the prior written consent of the Company; provided, however, that nothing herein shall be construed to prevent the Employee from making investments of his personal assets or from engaging in religious, charitable, community or other similar activities, so long as such investments and activities do not violate the provisions of Section 6 hereof or unreasonably interfere with the performance by the Employee of his duties and responsibilities as an officer or employee of the Company.

8.   Miscellaneous.

     (a) Each provision of this Agreement shall be treated as a separate and independent clause, and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, geography, time-period, subject, or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     (b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

     (c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

     (d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     (e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-executed at the time of such transfer.

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     (f)  The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

     (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the State of Maryland.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its authorized officers or individually, on the ___ day of _____________, 2001.

                                                "COMPANY"
                                                INPHONIC, INC.


                                                By: ____________________________
                                                Name: David A. Steinberg
                                                Title: Chief Executive Officer


                                                "EMPLOYEE"

                                                ________________________________
                                                Name:___________________________